Exhibit (9)(c)

                      Service Agreement between
                       Rydex Series Trust and
                     PADCO Service Company, Inc.

























   PAGE

                             Amendments,
                      Dated September 25, 1996,
                                 to
                          Service Agreement
                     Between Rydex Series Trust
                  and PADCO Service Company, Inc.,
                      Dated September 19, 1995
























   PAGE

                           Amendments to

                         SERVICE AGREEMENT

                               between

                         RYDEX SERIES TRUST

                                 and

                     PADCO SERVICE COMPANY, INC.


   Amendments to Delete Provisions Relating to Schedule IV and Services Provided Thereunder. The following Amendments are made to the Service Agreement between Rydex Series Trust (the "Trust") and PADCO Service Company, Inc. (the "Servicer"), dated September 19, 1995, and as amended on March 8, 1996 (the "Service Agreement"), in contemplation of the Trust entering into a separate Portfolio Accounting Services Agreement with the Servicer, and these Amendments are hereby incorporated into and made a part of the Service Agreement:

             The  following  fourth   WHEREAS  clause of the
        Service   Agreement  is  deleted  in  its  entirety,
        effective September 25, 1996:

              WHEREAS, the Trust desires to appoint the
             Servicer   as   the   Trust's   accounting
             services  agent:  (i)  to  perform certain
             accounting   and  recordkeeping  functions
             required  of  a duly-registered investment
             company;  (ii)  to  file certain financial
             reports;  (iii)  to  maintain and preserve
             certain  books,  accounts,  and records as
             the  basis  for  such reports; and (iv) to
             perform   certain   daily   functions   in
             connection with such accounts and records;
             and  the  Servicer  is  willing to perform
             s u c h   functions  upon  the  terms  and
             conditions herein set forth;

             Section 1 of the Service Agreement is amended, effective September 25, 1996, to delete that portion of the introductory language to that Section referring to Schedule IV of the Agreement, and shall read as follows:

               In  consideration of the compensation to
             be  paid  by  the  Trust  to  the Servicer


   PAGE
             pursuant to Section 4 of this Agreement, the Servicer will:

        The following Section 1.d. of the Service Agreement is deleted in its entirety, effective September 25, 1996:

         d. Provide the Trust with certain accounting and recordkeeping services, including, without limitation, those services described on Schedule IV, a t tached hereto. The Servicer will maintain sufficient trained personnel and equipment and supplies to perform such services in conformity with the Controlling Documents and such other reasonable standards of performance as the Trust may from time to time specify, and otherwise in an accurate, timely, and efficient manner.

        The first paragraph of Section 4 of the Service Agreement is amended to delete that portion of the language of that Section referring to Schedule IV of the Agreement, and shall read as follows:

           A s consideration for the services provided hereunder, the Trust will pay the Servicer a fee on the last day of each month in which this Agreement is in effect, at the following annual rates based on the average daily net assets (the "Assets") of each of the Trust's series for such month:

        Schedule IV to the Service Agreement is deleted in its entirety, effective September 25, 1996.

   Amendment to Grant Authority to the Servicer to Engage Sub-Servicers. The following amendment is made to the Service Agreement between the Trust and the Servicer, and are hereby incorporated into and made a part of the Service Agreement:

        Paragraphs 11 through 16 are redesignated 12 through 17, respectively.

        A new paragraph 11 is added and shall read as follows:

               11.   Authority to Engage Sub-Servicers.
             In providing the services and assuming the
             obligations set forth herein, the Servicer
             may,  at  its  expense, employ one or more
             sub-servicers,  or  may  enter  into  such
             service  agreements as the  Servicer deems
             appropriate   in   connection   with   the
             performance  of the Servicer  s duties and
             obligations  hereunder.   Reference herein
             to  the duties and responsibilities of the

                                       2



             Servicer  shall  include  any sub-servicer
             employed  by  the   to the extent that the
             Servicer shall delegate such duties and responsibilities to such sub-servicer.

   Amendment to Include the Rydex High Yield Fund Under This Agreement. The following Amendment is made to Section 4 of the Service Agreement between the Trust and the Servicer, and is hereby incorporated into and made a part of the Service
   Agreement:

             Section 4 of the Service Agreement is amended, effective September 25, 1996, to read as follows:

             "As   consideration   for   the   services
             provided hereunder, the Trust will pay the
             Servicer  a  fee  on  the last day of each
             month   in  which  this  Agreement  is  in
             effect, at the following annual rates based on the average daily net assets (the
             "Assets") of each of the Trust's series for such month:

                  The Nova Fund

                       0.25% of Assets

                  The  Rydex  U.S.  Government  Money Market
                  Fund

                       0.20% of Assets

                  The Rydex Precious Metals Fund

                       0.20% of Assets

                  The Ursa Fund

                       0.25% of Assets

                  The Rydex U.S. Government Bond Fund

                       0.20% of Assets

                  The Rydex OTC Fund

                       0.20% of Assets

                  The Juno Fund

                       0.25% of Assets

                  The Rydex Institutional Money Market Fund



                                       3



                       0.20% of Assets

                  The Rydex High Yield Fund

                       0.20% of Assets

             In the event that this Agreement commences
             on  a  date other than on the beginning of
             any  calendar  month, or if this Agreement
             terminates on a date other than the end of
             any   calendar  month,  the  fees  payable
             hereunder    by   the   Trust   shall   be
             proportionately reduced according to the number of days during such month that services were not rendered hereunder by the Servicer."

        In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 25th day of September, 1996.



                    RYDEX SERIES TRUST



                    /s/ Albert P. Viragh, Jr.
                         By: Albert P. Viragh, Jr.
                         Title: President



                    PADCO SERVICE COMPANY, INC.



                    /s/ Albert P. Viragh, Jr.
                         By: Albert P. Viragh, Jr.
                         Title: President















                                       4




























                        Amended and Restated
                          Service Agreement
                     Between Rydex Series Trust
                  and PADCO Service Company, Inc.,
                      Dated September 25, 1996


























   PAGE

                        AMENDED AND RESTATED
                          SERVICE AGREEMENT


          THIS   AMENDED  AND  RESTATED  SERVICE  AGREEMENT  (the

   "Agreement"),  dated as of September 25, 1996, is entered into by  and  between RYDEX SERIES TRUST, a Delaware business trust

   (the  "Trust"),  and  PADCO  SERVICE COMPANY, INC., a Maryland

   corporation (the "Servicer").



                        W I T N E S S E T H:

          WHEREAS,  the Trust is an investment company registered

   under  the  Investment  Company  Act  of 1940, as amended (the

   "1940 Act");

          WHEREAS, the Servicer is registered as a transfer agent

   under the Securities Exchange Act of 1934, as amended; and

          WHEREAS,  the Trust wishes to have the Servicer perform

   general  administrative,  shareholder,  dividend disbursement,

   transfer agent, and registrar and other services for the Trust and  to  act  in such capacity in the manner set forth in this

   Agreement, and the Servicer is willing to act in such capacity in accordance with the provisions of this Agreement.

          NOW,  THEREFORE,  in  consideration of the premises and

   the  mutual covenants herein contained, and for other good and valuable consideration, the receipt, sufficiency, and adequacy

   o f   which  are  hereby  acknowledged,  the  parties  hereto,

   intending to be legally bound, agree and promise as follows:



   1.     Services To Be Provided.





          In  consideration of the compensation to be paid by the

   Trust to the Servicer pursuant to Section 4 of this Agreement,

   the Servicer will:

          a.   Manage,  supervise,  and  conduct  the affairs and

   business  of the Trust and matters incidental thereto.  In the performance  of  its duties, the Servicer will comply with the

   Trust's   Prospectus   and   its   Statement   of   Additional

   Information, as the same may be amended from time to time, all as  delivered  to the Servicer (collectively, the "Controlling

   Documents").    The Servicer will also use its best efforts to

   safeguard  and  promote the welfare of the Trust and to comply with  other  policies which the Board of Trustees of the Trust

   (the  "Board")  may  from  time to time specify.  The Servicer will  furnish  or  provide to the Trust general administrative services as the Trust may reasonably require in the conduct of its  affairs  and business, including, without limitation, the services described on Schedule I attached hereto.

          b.   Provide  the  Trust  with all required shareholder

   a n d   dividend  disbursement  services,  including,  without

   limitation,  those services described on Schedule II, attached

   hereto.     The  Servicer  will  maintain  sufficient  trained

   personnel  and equipment and supplies to perform such services in  conformity  with  the Controlling Documents and such other reasonable standards of performance as the Trust may from time to  time  specify,  and  otherwise in an accurate, timely, and efficient manner.


                                       2





          c.   Provide the Trust with all required stock transfer

   agent  and  registrar services, including, without limitation,

   those services described on Schedule III attached hereto.  The

   Servicer   will  maintain  sufficient  trained  personnel  and

   equipment  and supplies to perform such services in conformity with  the  Controlling  Documents  and  such  other reasonable standards  of  performance  as the Trust may from time to time specify,  and  otherwise in an accurate, timely, and efficient manner.



   2.     Obligations of the Trust.

          The  Trust  will  have  the following obligations under

   this Agreement:

          a.   The Trust shall keep the Servicer continuously and

   fully informed as to the composition of the Trust's investment portfolio  and  the  nature  of  all of the Trust's assets and liabilities,  and  shall  cause the investment managers of the

   Trust's  series  to cooperate with the Servicer in all matters so  as  to  enable  the  Servicer  to  perform  the Servicer's functions under this Agreement.

          b.   The  Trust  shall  furnish  the  Servicer with any

   materials  or  information  which  the Servicer may reasonably request  to  enable  the  Servicer  to  perform the Servicer's functions under this Agreement.

          c.   The  Trust  shall  turn  over  to the Servicer the

   accounts  and  records  previously  maintained  by  or for the


                                       3





   Trust.   The Servicer shall be entitled to rely exclusively on

   the  completeness  and correctness of the accounts and records turned  over to the Servicer by the Trust; provided, that such reliance  is made in good faith, and the Trust shall indemnify and  hold  the  Servicer  harmless  of  and  from  any and all

   e x penses  (including,  without  limitation,  attorneys'  and

   accountants'   fees),  damages,  claims,  suits,  liabilities,

   actions,  demands,  and losses whatsoever arising out of or in connection  with  any  error,  omission,  inaccuracy, or other deficiency  of such accounts and records or in connection with the  failure  of  the  Trust  to  provide  any portion of such accounts  and  records  or  to  provide any information to the

   Servicer  necessary  or  appropriate to perform the Servicer's

   f u n ctions  hereunder;  and  provided,  further,  that  such accounts,  records,  and other information shall belong to the

   Trust  and  be  considered  confidential,  and  shall  not  be disclosed  to  other than Federal and state regulators without permission from the Trust.



   3.     Payment of Fees and Expenses.

          a.   The Servicer will pay all of the fees and expenses

   incurred  by  the  Servicer  in  providing  the Trust with the services and facilities described in this Agreement, except as otherwise provided herein.

          b.   N o twithstanding  any  other  provision  of  this

   Agreement,  the  Trust will pay, or reimburse the Servicer for


                                       4





   the payment of, all fees and expenses incurred by the Servicer not  directly  related  to  the Servicer's providing the Trust with  the services and facilities described in this Agreement,

   including,  but  not  limited to, the following described fees

   a n d  expenses  of  the  Trust  (hereinafter  called  "Direct

   Expenses")  whether  or not billed to the Trust, the Servicer,

   or any related entity:

        (i) f e es and expenses relating to investment advisory services;

        (ii) fees and expenses of custodian and depositories and banking services fees and costs;

        (iii)       fees   and  expenses  of  outside  legal
                    counsel and any legal counsel directly employed by the Trust;

        (iv) fees and expenses of independent auditors and i n c o me tax preparation and expenses of
             o b t aining quotations for the purpose of calculating the value of the Trust's assets;

        (v)  fees and expenses of consultants;

        (vi) interest charges;

        (vii)       all  Federal,  state,  and  local  taxes
                    (including, without limitation, stamp, excise, income, and franchise taxes);

        (viii) costs of stock certificates and other expenses of issuing and redeeming shares of the Trust ("Shares");

        (ix) c o s t s incidental to or associated with shareholder meetings;

        (x) fees and expenses of registering or qualifying s h ares for sale under Federal and state securities laws;

        (xi) costs (including postage) of printing and m a iling prospectuses, confirmations, proxy statements, and other reports and notices to shareholders and to governmental agencies;

                                       5





        (xii) premiums on all insurance and bonds and other expenses of fidelity and liability i n surance and bonding covering the Trust;

        (xiii)      fees  and  expenses of the disinterested
                    Trustees and expenses incidental to the meetings of the Board;

        (xiv) fees and expenses paid to any securities pricing organization;

        (xv) dues and expenses associated with membership in the Investment Company Institute and the Mutual
             Fund Education Alliance;

        (xvi)       costs for incoming telephone WATS lines;
                    and

        (xvii)      organizational costs.



   4.   Compensation.

        As consideration for the services provided hereunder, the

   Trust  will  pay  the  Servicer  a fee on the last day of each month  in  which this Agreement is in effect, at the following annual  rates  based  on  the  average  daily  net assets (the

   "Assets") of each of the Trust's series for such month:

        The Nova Fund

             0.25% of Assets

        The Rydex U.S. Government Money Market Fund

             0.20% of Assets

        The Rydex Precious Metals Fund

             0.20% of Assets







                                       6





        The Ursa Fund

             0.25% of Assets

        The Rydex U.S. Government Bond Fund

             0.20% of Assets

        The Rydex OTC Fund

             0.20% of Assets

        The Juno Fund

             0.25% of Assets

        The Rydex Institutional Money Market Fund

             0.20% of Assets

        The Rydex High Yield Fund

             0.20% of Assets



        In  the  event  that  this  Agreement commences on a date

   other  than on the beginning of any calendar month, or if this

   Agreement  terminates  on  a  date  other  than the end of any calendar  month, the fees payable hereunder by the Trust shall be  proportionately  reduced  according  to the number of days during such month that services were not rendered hereunder by the Servicer.














                                       7





   5.   Reports to the Board of Trustees.

        The Servicer will consult with the Board at such times as

   the  Board  reasonably  requests  with respect to the services provided  hereunder,  and the Servicer will cause its officers to  attend  such  meetings with the Board, and to furnish such oral  or  written  reports  to  the  Board,  as  the Board may

   reasonably  request.    In  addition,  the  Servicer agrees to

   provide to the Board such reports and other information as the

   Board  may  reasonably request in order to enable the Board to perform  a  review  of  the  Servicer's performance under this

   Agreement.



   6.   Term of Agreement.

        This  Agreement  is  effective  on the date hereof.  This

   Agreement will remain in full force and effect until September

   19,  1996,  unless  terminated  earlier in accordance with its terms,  and thereafter from year to year; provided, that:  (a)

   such  continuance  is  approved  by  (i)  either a vote of the majority  of  the  Trustees  or  a  vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the  Trust  and  (ii)  a  majority of the Trustees who are not

   "interested  persons"  (as  defined at Section 2(a)(19) of the

   1940  Act);  and  (b)  the  following  findings  are made by a majority  of the Trustees who are not "interested persons" (as defined  at  Section 2(a)(19) of the 1940 Act):  (i) that this

   Agreement is in the best interests of the Trust; (ii) that the


                                       8





   services  to  be  performed  pursuant  to  this  Agreement are services  required  for the operation of the Trust; (iii) that the  Servicer  can  provide services the nature and quality of which  are at least equal to those provided by others offering the  same or similar services; and (iv) that the fees for such services  are  fair  and  reasonable in light of the usual and customary  charges  made  by  others  for services of the same nature and quality.



   7.   Termination.

        This  Agreement may be terminated, without the payment of

   any  penalty,  by either party hereto upon at least sixty (60)

   days'  written  notice to the other party.  Any termination by the  Trust  will  be  pursuant  to a vote of a majority of the

   Trustees.



   8.   Standard of Care.

        a.   Except  as  provided  by  law,  the Servicer will be

   under no liability or obligation to anyone with respect to any failure  on the part of the Board or any investment manager to

   perform   any  of  their  obligations  under  the  Controlling

   Documents, or for any error or omission whatsoever on the part of the Board or any investment manager.

        b.   The  Servicer  will  not  be liable for any error of

   judgment or mistake of law or for any loss caused by the Trust in  connection  with  the  matters  to  which  this  Agreement


                                       9





   relates; provided, however, that the Servicer has acted in the premises  with  the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in like  capacity and familiar with such matters would use in the conduct  of  any  enterprise of a like character and with like aims,  and  in accordance with such other requirements of law;

   provided,  further,  however,  that  nothing in this Agreement will  protect  the Servicer against any liability to the Trust to  which the Servicer would otherwise be subject by reason of willful  misfeasance,  bad  faith,  or gross negligence in the performance of the Servicer's duties hereunder or by reason of

   t h e    S ervicer's  reckless  disregard  of  the  Servicer's

   obligations and duties hereunder.



   9.   Other Activities of the Servicer.

        Subject to the provisions of Section 5 of this Agreement,

   with  respect to advance notice of the Servicer's taking on of new  clients  or  ventures  of  material significance, nothing herein  contained  will  limit  or  restrict  the right of the

   Servicer to engage in any other business or to render services of  any  kind  to  any other corporation, firm, individual, or association.



   10.  Scope of Authority.

        a.   Shares  purchased  by  the  Servicer  on  behalf  of

   shareholders  of the Trust ("Shareholders") will be registered


                                       10





   with  the  Servicer,  as  the  Trust's  transfer agent, in the

   Servicer's name or in the name of the Servicer's nominee.  The

   Shareholder  will  be the beneficial owner of Shares purchased and  held by the Servicer in accordance with the Shareholder's instructions  and the Shareholder may exercise all rights of a

   Shareholder of the Trust.

        b.   Neither  the  Servicer  nor  any  of  the Servicer's

   officers, employees, agents, or assigns are authorized to make any representations concerning the Trust or the Shares, except for  those  representations  contained  in  the  Trust's then-

   current  prospectus  for  such Shares, copies of which will be supplied by the Trust to the Servicer, or in such supplemental literature or advertising as may be authorized by the Trust in writing.



   11.  Authority to Engage Sub-Servicers.

        In  providing  the  services and assuming the obligations

   set forth herein, the Servicer may, at the sole expense of the

   Servicer,  employ one or more sub-servicers, or may enter into such  service  agreements as the Servicer deems appropriate in connection  with  the performance of the Servicer s duties and

   obligations  hereunder.    Reference  herein to the duties and

   responsibilities  of the Servicer shall include the duties and responsibilities of any sub-servicers employed by the Servicer to the extent that the Servicer shall delegate such duties and responsibilities to such sub-servicer.


                                       11





   12.  Indemnification.

        a.   The  Trust shall indemnify the Servicer and hold the

   Servicer  harmless  from  and  against all actions, suits, and claims,  whether  groundless or otherwise, arising directly or indirectly  our  of  or  in  connection  with  the  Servicer's performance  under this Agreement and from and against any and

   a l l    l osses,  damages,  costs,  charges,  attorneys'  and

   a c c ountant's  fees,  payments,  expenses,  and  liabilities incurred  by  the Servicer in connection with any such action,

   suit,  or claim unless caused by the Servicer's breach of this

   Agreement,  negligence,  or  willful misconduct.  The Servicer shall  not  be  under any obligation to prosecute or to defend any  action,  suit,  or  claim arising out of or in connection with  the  Servicer's performance under this Agreement, which,

   in  the  opinion  of  the  Servicer's counsel, may involve the

   Servicer  in  expense  or  liability,  and the Trust shall, so often  as  reasonably  requested,  furnish  the  Servicer with satisfactory  indemnity against such expense or liability, and upon  request  of  the  Servicer,  the  Trust shall assume the entire  defense  of  any action, suit, or claim subject to the foregoing  indemnity;  provided,  however,  that  the Servicer shall give the Trust notice of any such action, suit, or claim brought against the Servicer.

        b.   The  Servicer shall indemnify the Trust and hold the

   Trust  harmless  from  all  claims  and liabilities (including reasonable  attorneys'  and accountants' expenses) incurred or


                                       12





   assessed   against  the  Trust  arising  from  the  Servicer's

   negligence, wilful misconduct, or breach of this Agreement.



   13.  Notices.

        a.   Communications to the Servicer from the Trust or the

   Board shall be addressed to:

                    Rydex Series Trust
                    6116 Executive Boulevard
                    Suite 400
                    Rockville, Maryland  20852
                    Attention: President

             b.     Communications from the Servicer to the Trust

   shall be addressed to:

                    PADCO Service Company, Inc.
                    6116 Executive Boulevard
                    Suite 400
                    Rockville, Maryland  20852
                    Attention: President

        c.   In  the event of a change of address, communications

   will  be  addressed  to  such  new  address as designated in a written notice from the Trust or the Servicer, as the case may

   be.    All communications addressed in the above manner and by

   registered  mail or delivered by hand will be sufficient under this Agreement.



   14.  Law Governing.

        This  Agreement  is  governed by the laws of the State of

   Maryland  (without  reference  to such state's conflict of law rules).




                                       13





   15.  Counterparts.

        This  Agreement  may be executed in counterparts, each of

   which  shall  be  deemed an original, but which together shall constitute one and the same instrument.



   16.  Binding Effect and Assignment.

        This  Agreement  shall be binding upon the parties hereto

   a n d  their  respective  successors  and  assigns;  provided,

   however,  that  this  Agreement shall not be assignable by the

   Trust  without  the written consent of the Servicer, or by the

   Servicer  without  the  written  consent of the Trust, in each case  authorized  or  approved  by a resolution of the Trust's

   Trustees.




























                                       14





   17.  Amendment, Modification, and Waiver.

        No  term  or  provision of this Agreement may be amended,

   modified,  or waived without the affirmative vote or action by written  consent  of  the  Servicer  and the Trust effected in accordance with the 1940 Act and Section 6 of this Agreement.



        IN  WITNESS  WHEREOF,  the  Servicer  and  the Trust have

   executed this Agreement as of the date first written above.

                                 RYDEX SERIES TRUST

                                 By:  /s/ Albert P. Viragh, Jr.
                                      Name: Albert P. Viragh, Jr.
                                      Title: President

                                 PADCO SERVICE COMPANY, INC.


                                 By:  /s/ Albert P. Viragh, Jr.
                                      Name: Albert P. Viragh, Jr.
                                      Title: President

























                                       15





                                                        Schedule I

                   General Administrative Services

        The Servicer agrees to provide the Trust with all required general administrative services, including, without limitation, the following:

        1.   Office space, equipment, and personnel.

        2.   Clerical and general back office services.

        3. Bookkeeping, internal accounting, secretarial, and other general administrative services.

        4. P r eparation of all reports, prospectuses, statements of additional information, proxy statements, and all other materials required to be filed or furnished by the Trust under Federal and state securities laws.

        5. Maintaining ledgers and determining net asset values.






























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                                                       Schedule II

           Shareholder and Dividend Disbursement Services

        The   Servicer  agrees  to  provide  the  Trust  and  the
   Shareholders   with  all  required  shareholder  and  dividend
   disbursement   services   ("Services"),   including,   without
   limitation, the following:

   1. The Servicer shall provide the following services to the Shareholders of the Trust:

        a.   A g g regating  and  processing  purchases  and
             redemption   requests  for  Trust  Shares  from
             Shareholders.

        b. Processing dividend payments from the Trust on behalf of Shareholders.

        c.   Providing     information    periodically    to
             Shareholders showing their positions in Shares.

        d.   Arranging for bank wires.

        e. Responding to Shareholder inquiries relating to the services performed by the Servicer.

        f. Providing subaccounting with respect to Shares beneficially owned by Shareholders.

        g. As required by law, forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual f i n ancial statements, and dividend, disbursement, and tax notices) to Shareholders.

        h. Providing such other similar services as the Trust may reasonably request to the extent the Servicer is permitted to do so under applicable statues, rules, or regulations.

        i. Provide to Shareholders a schedule of any fees that the Servicer may charge directly to the Shareholders for such Services.

   2.   The  Servicer shall also provide the following additional
        Services:

        a. Maintain all records required by law relating to transactions in Shares and, upon request by the Trust, promptly make such of these records available to the Trust as the Trust may






             reasonably   request  in  connection  with  the
             operations of the Trust.

        b. Promptly notify the Trust if the Servicer experiences any difficulty in maintaining the records described in this Schedule II to the Agreement in an accurate and complete manner.

        c. Furnish the Trust or any designee of the Trust ("Designee") with such information relating to the Servicer's performance under this Agreement as the Trust or the Designee may reasonably r e quest (including, without limitation, periodic certifications confirming the provision to Shareholders of the Services described herein), and shall otherwise cooperate with the Trust and the Trust's Designees (including, without limitation, any auditors designated by the Trust), in connection with the preparation of reports to the Board of Trustees concerning this Agreement and the monies paid or payable by the Trust pursuant hereto, as well as any other reports or filings that may be required by law.





























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                                                      Schedule III


                Transfer Agent and Registrar Services

        The Servicer agrees to provide the Trust with all required transfer agent and registrar services, including, without limitation, the following:

        1.   Maintaining   all  shareholder  accounts,  including
   processing of new accounts.

        2. Posting address changes and other file maintenance for shareholder accounts.

        3. Posting all transactions to the shareholder file, including:

             - Direct purchases
             - Wire order purchases
             - Direct redemptions
             - Wire order redemptions
             - Draft redemptions
             - Direct exchanges
             - Transfers

        4.   Quality   control  reviewing  of  every  transaction
   b e f o r e the mailing of confirmations, checks, and/or certificates to shareholders.

        5. Issuing all checks and shipping and replacing lost checks.

        6. Mailing confirmations, checks, and/or certificates resulting from transaction requests of shareholders.

        7.   Performing other mailings, including:

             - Semi-annual and annual reports
             - I.R.S. Form 1099/year-end shareholder reporting
             - Systematic withdrawal plan payments
             - Daily confirmations

        8. Answering all service-related telephone inquiries from shareholders, including:

             - G e neral  and  policy  inquiries  (research  and
               resolve problems)
             - Trust yield inquiries
             - T a k ing  shareholder  processing  requests  and
               account maintenance changes by telephone
             - Submitting pending requests to correspondence

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             - Monitoring   online  statistical  performance  of
               shares
             - Developing reports on telephone activity


















































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